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Exhibit 99.2


MCSi'S PURCHASE OF INTELLISYS ASSETS APPROVED

DAYTON, Ohio--(BUSINESS WIRE)--Nov. 15, 2000--MCSi, Inc. (Nasdaq:MCSI - NEWS) announced today that the U.S. Bankruptcy Court for the Central District of California, San Fernando Valley Division, approved the previously announced purchase of a significant portion of the assets of Intellisys Group, Inc. The closing is subject to several conditions that must be satisfied. MCSi anticipates that the transaction will close no later than the end of November 2000.

"We are pleased that the Court has approved the sale to MCSi,"' said Michael E. Peppel, Chairman, President and Chief Executive Officer of MCSi, Inc. "With the Bankruptcy process behind us, MCSi will now be able to focus on providing the high quality of service and support our customers have come to expect. Our goal will be to rapidly respond to the needs of our new Intellisys customers as we integrate the Intellisys business into MCSi. As the leading audio/video/data systems integration company in North America, MCSi now has the largest talent pool of sales and technical resources in the business," Mr. Peppel concluded.

Headquartered in Westlake Village, California, Intellisys Group had 14 offices throughout California, Washington, Oregon, Colorado, Texas, Georgia and Massachusetts. Intellisys Group designs, sells, installs, services and supports integrated audio-visual presentation, conferencing, and networked media systems. It also sells a wide variety of portable presentation equipment. Intellisys and each of its subsidiaries (including B. Higginbotham Enterprises, Inc. and Proline Video, Inc.) filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court on October 11, 2000.

About MCSi

MCSi has emerged as the nation's leading systems integrator of state-of-the-art presentation and broadcast facilities. MCSi's foresight and ability to converge three key industries: audiovisual systems, broadcast media and computer technology, combined with design-build and engineering expertise, computer networking and configuration services, an extensive product line, and quality technical support services, has given MCSi a distinct advantage in the systems integration marketplace and contributed to the dramatic growth of the company. MCSi's scalable solutions address clients at every level of the business transaction continuum. Products and services are available directly through the Company and its sales specialists, many of whom provide enterprise-wide solutions and/or work exclusively with clients on strategic initiatives. Customers benefit from MCSi's years of experience, extensive product knowledge, and strong relationships maintained with manufacturers and technology leaders.

With the largest selection of audiovisual presentation, computer, and office automation products and the legacy of technical support and field service in 126 locations across the United States and Canada, MCSi's customers are provided with a unique value that extends beyond the product. MCSi's products are also provided over a robust business-to-business e-commerce platform powered by its subsidiary, Zengine, Inc. Additional information regarding MCSi can be obtained at WWW.MCSiNET.COM (but is not part of this release).


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The matters discussed in this press release which are not historical facts contain forward-looking information with respect to plans, projections or future performance of MCSi, the occurrence of which involve risks and uncertainties which include, but are not limited to, general economic conditions, industry trends, functionality of hardware and software, actions of competitors, MCSi's ability to manage its growth, factors relating to its acquisition/merger strategy, actions of regulatory authorities, restrictions imposed by its debt arrangements, dependence upon key personnel, dependence upon key suppliers, customer demand, risks relating to international operations, dependence on its computer systems and other factors. A complete description of those factors, as well as other factors which could affect MCSi's business, is set forth in MCSi's Form 10-K for the year ended December 31, 1999, and its Form 10-Q for the quarter ended September 30, 2000.